SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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GLOBALNETCARE, INC.
(Name of Registrant as Specified in its Charter)

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GLOBALNETCARE, INC.
117 Gun Avenue
Pointe-Claire, Quebec
H9R 3X2

Telephone No.: (514) 693-0877

INFORMATION STATEMENT

December ____, 2000

We are Not Asking You for a Proxy and You are
Requested Not to Send a Proxy

TABLE OF CONTENTS

Introduction

Dissenters' Rights of Appraisal

Interest of Certain Persons in Matters to be Acted Upon

Voting Securities and Principal Holders Thereof

     Voting Securities

     Security Ownership of Principal Holders and Management

     Contractual Arrangements Regarding Changes in Control and Changes in
     Control Since the Beginning of the Last Fiscal Year

Amendments to the Articles of Incorporation

     Name Change and Capital Increase

     Stock Certificates

Vote Required for Approval

Additional Information

INTRODUCTION

        This Information Statement is being furnished to stockholders of GlobalNetCare, Inc., a Florida corporation ("GlobalNetCare"), in connection with the adoption of resolutions providing for an amendment to its Articles of Incorporation that will:

  Change the name of GlobalNetCare to "BusinessWay International Corporation" (the "Name Change"); and
  Increase its authorized capital from 100,000,000 shares of $0.001 par value common stock and 40,000,000 Class A Special Voting shares, without par value, to 300,000,000 shares of $0.001 par value common stock and 120,000,000 Class A Special Voting Shares, without par value, (the “Capital Increase”).

        The Board of Directors and persons owning a majority of the outstanding voting securities of GlobalNetCare have approved and adopted resolutions authorizing the Name Change and Capital Increase; no other votes are required or necessary. See the information under the captions “Security Ownership by Principal Holders and Management” and “Vote Required for Approval,” below.

        The Name Change and Capital Increase will become effective when an amendment to the Articles of Incorporation of GlobalNetCare providing for the changes (the “Amendment”) is filed with the Secretary of State of the State of Florida. GlobalNetCare intends to file the Amendment on the 21st day following the mailing of a definitive copy of this Information Statement to GlobalNetCare’s stockholders (the “Effective Date”).

DISSENTERS' RIGHTS OF APPRAISAL

        The Business Corporation Act of the State of Florida (the "Florida Law") does not provide for dissenters' rights of appraisal in connection the Name Change and Capital Increase.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

        No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed Amendment, which is not shared by all other stockholders of GlobalNetCare.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities.

        The securities of GlobalNetCare that would have been entitled to vote if a meeting of stockholders had been called for the purpose of effecting the Name Change and the Capital Increase include GlobalNetCare’s common stock, $0.001 par value (“Common Stock”), and GlobalNetCare’s Class A Special Voting Shares, without par value (“Special Voting Shares”). The Common Stock and the Special Voting Shares are hereinafter referred to collectively as the “Voting Stock.” Except as otherwise provided by law, the Common Stock and the Special Voting Shares vote together as a single class on all matters, and each share of Voting Stock is entitled to one vote.

        On December 6, 2000, the record date on which the Name Change and Capital increase were approved by a majority of the outstanding Voting Stock, there were 54,199,564 shares of Voting Stock outstanding.

SECURITY OWNERSHIP BY PRINCIPAL HOLDERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of Voting Stock as of December 6, 2000, the date on which stockholder's approved the Name Change and Share Increase, held by Management and by each person known by GlobalNetCare to be the beneficial owner of more than 5% of the outstanding Voting Stock.

                                                                  Number and Percentage
Name and Address of                                               shares of Voting Stock
Beneficial Owner                     Positions Held               Beneficially Owned (1)
-----------------                    --------------               ----------------------

Faris Heddo                          President, Chief Executive   19,935,571 - 36.1% (2)
117 Gun Avenue                       Officer and Director
Pointe-Claire, Quebec  H9R 3X2
Michele Scott                        Vice President, Chief        14,188,320 - 25.7%(3)
117 Gun Avenue                       Financial Officer,
Pointe-Claire, Quebec  H9R 3X2       Secretary and Director
Fondaction CSN                       Stockholder                  6,000,000 - 11.1%
    Pour La Cooperation et L'Emploi
2100 boulevard de Maisonneueve est
Montreal, Quebec

Harvey Lalach                        Director                     343,000 - 0.6%
117 Gun Avenue
Pointe-Claire, Quebec H9R 3X2
-------------------

1.        Voting Stock includes common stock and special Voting Shares.

2.        Amount indicated includes immediately exercisable options to purchase 1,100,00 shares of Common Stock.

3.        Amount indicated includes immediately exercisable options to purchase 1,100,000 shares of Common Stock.

Contractual Arrangements Regarding Changes in Control and Changes in Control Since the Beginning of the Last Fiscal Year

-----------------------------------------

        On September 12, 2000, GlobalNetCare acquired all of the issued and outstanding stock of BusinessWay Computer Centre, Inc. and of Cor-Bit Peripherals Inc. pursuant to an exchange in which the shareholders of those companies acquired 70% of the Voting Stock of GlobalNetCare. Information concerning the acquisition is contained in a Form 8-K Report that was filed with the Securities and Exchange Commission on September 27, 2000, as amended by Amendment No. 1 thereto filed on November 27, 2000, and is incorporated herein by reference.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

Name Change and Capital Increase.

        The Board of Directors and the holders of a majority of the Voting Stock have approved the Name Change and Capital Increase to better fit the company's needs after the recent acquisitions. The principal business of GlobalNetCare will be the business of the acquired subsidiaries, so that the name "BusinessWay International Corporation" will better reflect GlobalNetCare's business. The additional authorized shares that will become available as a result of the Capital Increase are being added so that they will be available without the need for further shareholder approval for any capital raising, acquisitions, or stock splits that the Board of Directors may wish to effect in the future.

        As indicated above, GlobalNetDare intends to file the Amendment with the Secretary of State of the State of Florida, thereby effecting the Name Change and Capital Increase, on the 21st day following the mailing of a definitive copy of this Information Statement to GlobalNetCare's stockholders.

Stock Certificates.

        After the Effective Date, new stock certificates reflecting the Name Change and Capital Increase may be obtained from GlobalNetCare, 117 Gun Avenue, Pointe-Claire, Quebec H9R 3X2 , Attention, President (514-693-0877). A processing fee of U.S. $25 must accompany each transfer for each new stock certificate requested. Stock certificates being transferred into the present owner's name need not be signed or guaranteed; those being transferred to someone other than the present record owner must be signed and bear a "Medallion Member" bank or broker/dealer signature guarantee.

VOTE REQUIRED FOR APPROVAL

Name Change and Capital Increase.

        The procedure and requirements to effect an amendment to the Articles of Incorporation of a Florida corporation, including amendments that would effect the Name Change and Capital Increase, are set forth in Section 607.0202 of the Florida Law. This Section provides that the proposed amendments must be adopted by the Board of Directors, submitted to the stockholders for their consideration at a special or annual meeting, and be approved by persons owning a majority of the outstanding voting securities.

        Section 607.0704 of the Florida Law provides that any action required to be taken at a special or annual meeting of the stockholders of a Florida corporation may be taken without a meeting and without a vote, if the action is taken by the written consent of the holders of sufficient voting securities to take the action at a meeting.

        The Board of Directors of GlobalNetCare and persons owning a majority of the outstanding shares of Voting Stock have adopted and approved the Amendment that will effect the Name Change and Capital Increase (see information under the heading "Security Ownership of Principal Holders and Management"). No further votes are required or necessary to effect the proposed amendments.

ADDITIONAL INFORMATION

        Additional information concerning GlobalNetCare, including its annual and quarterly reports for the past twelve months, which have been filed with the Securities and Exchange Commission, may be accessed though the EDGAR Archives of the Commission on the Internet at www.sec.gov.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             Faris Heddo
                                             President, Chief Executive Officer, and Director

December __, 2000